Exhibit (c)(6)

Strictly Confidential

Presentation to the Conflicts Committee of the Board of Directors of CPP

GP LLC

November 1, 2016 / Confidential

Jefferies LLC

Member SIPC

Disclaimer

Strictly Confidential

The following pages contain materials provided to the Conflicts Committee of the Board of Directors (the “Committee”) of

CPP GP LLC, the general partner of Columbia Pipeline Partners, LP (“CPPL”), by Jefferies LLC (“Jefferies”) in

connection with a transaction involving CPPL and Columbia Pipeline Group (“CPGX”).

These materials were prepared on a confidential basis in connection with an oral presentation to the Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are for use of the Committee and may not be used for any other purpose or disclosed to any party without Jefferies’ prior written consent.

The information contained in this presentation is based solely on publicly available information or information furnished to Jefferies by CPGX management. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. These materials are necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. These materials are not and should not be construed as a fairness opinion.

Jefferies consents to the use of this presentation by CPPL for purposes of public disclosure in the Schedule 13E-3.

Jefferies LLC / November 2016

i

Jefferies

Table of Contents

Strictly Confidential

Transaction Overview    1

Market Update    5

Valuation Analysis    11

Appendix

Weighted Average Cost of Capital Analyses    25

Jefferies LLC / November 2016 ii

Strictly Confidential

Transaction Overview

Jefferies LLC / November 2016 1

Relative Performance / CPGX Proposal Price Improvement

Strictly Confidential

Since CPGX’s Initial Proposal

107%

    CPPL

104%     +4.6%

101%

    S&P 500

98%     (1.8%)

    TRP

    (3.6%)

    AMZ

95%     (4.3%)

9/23/16    10/2/16 10/11/1610/20/1610/29/16

CPPL    S&P 500TRPAlerian MLP Index

Since CPPL Conflicts    Committee’s First Counter-Proposal

105%

103%

101%     TRP

    +1.4%

    S&P 500

99%     +0.3% CPPL

    (0.3%)

97%     AMZ

    (3.4%)

95%

10/14/16    10/18/16 10/22/1610/26/1610/30/16

TRP    S&P 500CPPLAlerian MLP Index

Source: Capital IQ.

(1) Excludes pro-rated distribution.

Jefferies LLC / November 2016 2

CPGX Purchase Price Analysis

($Millions, except per unit values)

Strictly Confidential

Transaction Overview

CPGX's Purchase Price		
Purchase Price Per CPPL Unit	$	17.00
CPPL Common Units Outstanding		53.8
Implied Common Unit Equity Purchase Price	**$**	**915.3**

Purchase Price Analysis	Metric		Price	Purchase Price $ 17.00
Premium / (Discount) to CPPL:	Unaffected Price (as of 09/23/16)	$	15.30	11.1%
	10-Day VWAP (as of 09/23/16)		14.92	13.9%
	20-Day VWAP (as of 09/23/16)		14.67	15.9%
	30-Day VWAP (as of 09/23/16)		14.52	17.0%
	52-Week High		19.49	(12.8%)
	52-Week Low		11.77	44.4%
	Current Price (as of 10/31/16)		16.00	6.3%
	Median Wall Street Consensus Price Target[1]		17.00	0.0%
	IPO Price (as of 02/06/15)		23.00	(26.1%)

Purchase Price	$	17.00
CPPL Fully Diluted Units Outstanding (MM)		100.7
Implied CPPL Transaction Equity Value	**$**	**1,711.1**
Plus: Implied GP Value[2]	$	8.9
Plus: CPPL Revolver[3]		53.8
Plus: OpCo Debt Attributable to CPPL[4]		179.1
Plus: Preferred[3]		-
Plus: Non-Controlling Interest[3]		-
Less: Cash & Cash Equivalents[4]		1.6
Implied CPPL Enterprise Value	**$**	**1,951.4**

CPPL Statistics		Statistic[3]	Implied Transaction Multiple
Implied Transaction Total Enterprise Value / 2017E EBITDA Attributable to CPPL	$	120.2	16.2x
Implied Transaction Total Enterprise Value / 2018E EBITDA Attributable to CPPL		166.8	11.7x

Source: Public filings, Capital IQ and Wall Street research.
(1) See page 10.
(2) Implied value of GP interest based on 2016E GP distributions capitalized at current LP yield.
(3) Per Q3 2016E Financial Summary provided by CPGX Management.
(4) CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016E Financial Summary provided by CPGX Management.

Jefferies LLC / November 2016 3

Jefferies

Summary Market Data

($Millions, except per unit values)

Strictly Confidential

Side-by-Side Analysis

	CPPL		
	Unaffected Unit Price (As of 09/23/16)	Current Unit Price (As of 10/31/16)	$17.00 Purchase Price (As of 10/31/16)
Unit Price	$ 15.30	$ 16.00	$ 17.00
% Premium to 09/23/16			*11.1%*
LP Equity Value	$ 1,540.0	$ 1,610.5	$ 1,711.1
Implied GP Value[1]	8.9	8.9	8.9
Total Equity Value	$ 1,549.0	$ 1,619.4	$ 1,720.1
Net Debt & Noncontrolling Interest	231.4	231.4	231.4
Total Enterprise Value	$ 1,780.3	$ 1,850.8	$ 1,951.4
Implied Multiples			
TEV / EBITDA			
2017E	14.8x	15.4x	16.2x
2018E	10.7x	11.1x	11.7x
Price / LP Distributable Cash Flow			
2017E	18.5x	19.3x	20.5x
2018E	14.8x	15.5x	16.4x
Distribution Yield			
Current	5.2%	4.9%	4.6%
2017E	5.2%	5.0%	4.7%
2018E	6.5%	6.3%	5.9%
Debt / EBITDA			
2017E	1.9x	1.9x	1.9x

Source: Public filings, Capital IQ and Wall Street Research.

(1) Implied value of GP interest based on 2016E GP distributions capitalized at current LP yield.

Jefferies LLC / November 2016

4

Jefferies

Strictly Confidential

Market Update

Jefferies LLC / November 2016 5

Annotated CPPL Unit Price Performance

IPO to October 31, 2016

Strictly Confidential

    2/6/15:3/17/16:7/1/16:9/26/16:

    IPO priced at $23.00 per unit (above theCPGX announced it had entered intoTRP completesCPPL announced it had received an offer from CGPX to

initially-proposed range); CPPL units closed up    a definitive agreement to be acquiredacquisition of CPGX foracquire all of the 53,843,466 outstanding public common

    16.5% at $26.79 on the first day of tradingby TRP for $25.50 / share in cash$25.50 / share in cashunits of the Partnership for $15.75 per unit in cash

$35    35.0

$30    30.0

$25    25.0

$20    20.0Units)

Price     (MM

Unit

$15    15.0Volume

$10    10.0

$5    5.0

$-    -

Feb-15    Apr-15Jun-15Aug-15Oct-15Dec-15Feb-16Apr-16Jun-16Aug-16Oct-16

    VolumePrice

Source: Capital IQ

Jefferies LLC / November 2016 6

Relative Unit / Share Price Performance

As of October 31, 2016

Strictly Confidential

Since CPPL IPO – 02/06/15(1)

140%

120%     TRP

    +5.0%

100%     S&P 500

    +3.4%

80%     CPPL

    (30.4%)

    AMZ

60%     (34.3%)

40%

20%

Feb-15 May-15    Jul-15 Oct-15 Jan-16Apr-16 Jul-16 Oct-16

TRP    S&P 500 CPPLAlerian MLP Index

LTM Unit Price Performance

150%

    TRP

    +37.3%

130%

    CPPL

110%     +13.9%

    S&P 500

    +1.1%

90%     AMZ

    (10.3%)

70%

50%

Nov-15 Dec-15    Feb-16 Apr-16 May-16Jul-16 Sep-16 Oct-16

TRP    CPPL S&P 500Alerian MLP Index

Since TRP Announcement of CPGX Acquisition – 03/17/16

140%

130%

    TRP

    +22.9%

120%

110%     AMZ

    +8.6%

    S&P 500

100%     +4.2%

    CPPL

    +0.0%

90%

80%

Mar-16 Apr-16    May-16 Jun-16 Jul-16 Aug-16 Oct-16

TRP    Alerian MLP Index S&P 500CPPL

3-Month Unit Price Performance

115%

110%     CPPL

    +8.2%

105%

    TRP

    +0.0%

100%     S&P 500

    (1.4%)

    AMZ

95%     (2.7%)

90%

85%

Aug-16    Sep-16 Oct-16

CPPL    TRP S&P 500Alerian MLP Index

Source: Capital IQ.

(1) Based on an IPO price of $23.00 per unit.

Jefferies LLC / November 2016 7

CPPL Trading Volume and Price Analysis

Strictly Confidential

LTM Unit Trading

Units have closed at or below $17.00 on 94% of trading days over the past 12 months Average daily trading volume over that time was 446,226 units

LTM Close Price Distribution

100%

    100%

80%     94%

58%

60%

56%

40%     36%

20%

    6%

1% 1%

0%

$11.00—$13.00    $13.00—$15.00 $15.00—$17.00$17.00—$19.00

% Close Prices in Range    Cumulative %

LTM Volume-Weighted Average Price (VWAP) Analysis

100%

    100%

    96%

80%

60%

    45%51%

40%     45%

20%

1%    4%

0%    1%

$11.00—$13.00    $13.00—$15.00$15.00—$17.00$17.00—$19.00

Source: Bloomberg Financial, Capital IQ.

Jefferies LLC / November 2016 8

CPPL Ownership

Strictly Confidential

Trading Statistics

Unit Price (as of 10/31/2016)	$	16.00
52-Week High	$	19.49
% of 52-Week High		*82.1%*
52-Week Low	$	11.77
% of 52-Week Low		*135.9%*
Float %		48.0%
Avg 90-Day Trading Volume (MM)		0.73

Top 10 Institutional Holders – Latest SEC Filings

Holder	# of Units	Value ($MM)	% of CPPL O/S
ClearBridge Investments, LLC	7,328,502	$117.3	7.3%
Tortoise Capital Advisors L.L.C.	5,675,870	$90.8	5.6%
Kayne Anderson Capital Advisors, L.P.	5,414,713	$86.6	5.4%
Energy Income Partners LLC	4,986,227	$79.8	5.0%
Magnetar Capital, LLC	2,787,884	$44.6	2.8%
Harvest Fund Advisors, LLC	2,678,196	$42.9	2.7%
Center Coast Capital Advisors, LP	2,152,869	$34.4	2.1%
Eagle Global Advisors, LLC	2,073,553	$33.2	2.1%
Massachusetts Financial Services Company	1,741,317	$27.9	1.7%
Morgan Stanley Investment Banking	1,571,690	$25.1	1.6%
Total	36,410,821	$582.6	36.2%

General Ownership Structure (By Units Owned)


5.4%
0.9%
0.1%
47.1%
46.5%
Institutions
Corporations (Public)
Individuals/Insiders
VC/PE Firms (>5% stake)
Public and Other

Institutional Ownership Structure (By Units Owned)


2.7%
0.7%
0.2%
9.2%
27.2%
60.0%
Traditional Investment Managers
Hedge Fund Managers (<5% stake)
Banks/Investment Banks
Family Offices/Trusts
Government Pension Sponsors
VC/PE Firms (<5% stake)

Source: Capital IQ.

Jefferies LLC / November 2016
9

Jefferies

CPPL Wall Street Price Targets

Strictly Confidential

    Price atPricePrice at Report

Broker    Date RatingReportTargetas a % of Target

Scotia Howard Weil    10/20/16 Sector Perform$16.25$20.0081.3%

UBS    10/04/16 Neutral16.1215.75102.3%

Goldman Sachs    09/30/16 Neutral16.1418.0089.7%

D.A. Davidson & Co    09/27/16 Neutral16.1015.75102.2%

J.P. Morgan    09/27/16 Neutral16.1017.0094.7%

Morgan Stanley    09/26/16 Restricted16.05NANA

Credit Suisse    09/26/16 Outperform16.0518.0089.2%

MUFG Securities    09/26/16 Buy16.0516.00100.3%

Barclays    08/02/16 Equalweight14.7917.0087.0%

Wolfe Research    08/01/16 Peerperform15.2314.50105.0%

Mean     $15.89$16.8994.6%

Median     16.0817.0094.7%

Source: Bloomberg Financial and Capital IQ.

Jefferies LLC / November 2016 10

Strictly Confidential

Valuation Analysis

Jefferies LLC / November 2016 11

OpCo Financial Summary

($ Millions, unless otherwise noted)

Strictly Confidential

Key Assumptions

OpCo projections based on the financial summary provided by CPGX Management to Jefferies on October 7, 2016

Financial Summary

2017E    2018E2019E2020E2021E

Total Net Revenue    $ 1,539.6 $1,948.2$2,548.0$2,638.3$2,823.0

Less: O&M    718.5 758.8785.7784.9790.3

Less: Operating Expenses    261.2 379.5475.6468.7530.7

Plus: Partnership Earnings    65.9 69.784.285.688.3

Operating Income    $ 625.8 $879.6$1,370.9$1,470.2$1,590.2

Plus: Other Income / (Expenses)    88.1 46.6(108.2)(78.0)(117.5)

Net Income    $ 713.9 $926.2$1,262.7$1,392.2$1,472.6

EBITDA    $ 791.5 $1,088.3$1,635.3$1,743.8$1,878.4

Jefferies LLC / November 2016 12

CPPL Financial Summary

($ Millions, unless otherwise noted)

Strictly Confidential

Key Assumptions

- CPPL EBITDA and Distributable Cash Flow summary based on the financial summary provided by CPGX Management to Jefferies on October 7, 2016
- Jefferies assumed a distribution coverage ratio of 1.05x and 100.7 MM CPPL units for 2017E – 2021E to calculate LP Distributable Cash Flow / Unit and LP Distributions / Unit

Financial Summary

	2017E	2018E	2019E	2020E	2021E
CPPL Share of OpCo EBITDA[1]	$ 124.3	$ 170.9	$ 256.7	$ 273.8	$ 294.9
Less: MLP Standalone O&M (includes Partnership Expenses)	(4.0)	(4.0)	(4.1)	(4.1)	(4.3)
EBITDA	**$ 120.2**	**$ 166.8**	**$ 252.7**	**$ 269.7**	**$ 290.6**
Less: Earnings from Partnerships	(10.3)	(10.9)	(13.2)	(13.4)	(13.9)
Less: Partnership Distributions Received	9.7	10.5	12.7	12.8	13.2
Less: MLP Ownership of OpCo Maintenance CapEx	(20.3)	(20.3)	(20.4)	(20.4)	(20.6)
Less: MLP Ownership of OpCo Interest Expense	(1.5)	(8.4)	(19.8)	(18.8)	(25.3)
Less: MLP Standalone Interest Expense	(10.2)	(19.5)	(19.8)	(27.6)	(28.7)
Less: Cash Received from Sale, Less Loss (Gain)	-	-	-	-	-
Less: MLP Ownership of OpCo Interest Income	0.4	0.7	1.0	1.9	2.9
Total Distributable Cash Flow	$ 88.0	$ 118.9	$ 193.2	$ 204.1	$ 218.2
Coverage Ratio	*1.05x*	*1.05x*	*1.05x*	*1.05x*	*1.05x*
Total Distributed Cash Flow	$ 83.9	$ 113.3	$ 184.0	$ 194.4	$ 207.8
GP Distributed Cash Flow	*3.6*	*12.5*	*44.8*	*50.0*	*56.7*
LP Distributed Cash Flow	*80.2*	*100.8*	*139.2*	*144.4*	*151.1*
Units	100.7	100.7	100.7	100.7	100.7
LP Distributable Cash Flow / Unit	**$ 0.83**	**$ 1.04**	**$ 1.43**	**$ 1.48**	**$ 1.55**
LP Distribution / Unit	**$ 0.80**	**$ 1.00**	**$ 1.38**	**$ 1.43**	**$ 1.50**

(1) Reflects CPPL's 15.7% interest in OpCo.

Jefferies LLC / November 2016

13

Jefferies

Summary of Valuation Methodologies

Strictly Confidential

Jefferies’ approach to analyzing valuation in connection with a transaction entails several standard and customary analyses,

including, but not limited to, the following:

— Selected Public Companies Analysis, a method of valuing an entity relative to publicly-traded partnerships or companies with similar products or services, similar operating or financial characteristics or similar customers or markets

— Selected Precedent Transaction Analysis, a method of valuing an entity relative to precedent merger and acquisition (“M&A”)

transactions involving partnerships having similar products or services, similar operating or financial characteristics or similar customers

— Discounted Cash Flow Analysis, a method of valuing an entity relative to the estimated present value of future cash flows

Jefferies did not attribute any particular weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of Jefferies’ analyses

Jefferies LLC / November 2016 14

Valuation Range – CPPL

($ in Millions)

Strictly Confidential

Methodology

Selected Public Companies Analysis

OpCo Valuation

TEV / 2017E EBITDA

TEV / 2018E EBITDA

CPPL Distribution Valuation

2017E Distribution Yield

2018E Distribution Yield

Selected Precedent Transactions Analysis

TEV / 2017E EBITDA

DCF Analysis

OpCo Valuation

Discounted Cash Flows—EBITDA

CPPL Distribution Valuation

Discounted Cash Flows—Distributions

Premiums Paid Analysis(2)

Affiliate MLP Mergers (Common Control)

Implied CPPL Unit Value

Offer:

$17.00—$17.20(1)

$14.90    $16.14

$15.21    $16.91

$13.28    $15.94

$14.30    $16.69

$14.90    $16.14

$13.45    $16.24

$16.55    $18.95

$15.01    $17.02

Assumptions

Based on OpCo 2017E EBITDA of $791.5 MM, multiple range of 13.5x—14.5x

Based on OpCo 2018E EBITDA of $1,088.3 MM, multiple range of 10.0x – 11.0x

Based on 2017E yield of 5.0% – 6.0%

Based on 2018E yield of 6.0% – 7.0%

Based on OpCo 2017E EBITDA of $791.5 MM, multiple range of 13.5x—14.5x

Discount rate range of 9.0% – 10.0%, terminal EBITDA multiple range of 10.0x – 11.0x

Discount rate range of 9.0% – 10.0%, terminal distribution yield range of 7.0% – 8.0%

Based on precedent premiums paid (25% / 75% quartiles) to: 1-day, 7-day and 30-day prior unit pricing

$10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00

(1) Presented as a range to represent full potential of a pro-rated distribution paid assuming a $0.1975 quarterly distribution per CPPL unit. (2) Premiums Paid Analysis is solely for informational purposes and not a valuation methodology used by Jefferies.

Jefferies LLC / November 2016 15

Selected Peer Comparables Analysis – Long-Haul Pipelines

($ Millions, unless otherwise noted)

Strictly Confidential

TEV / 2017E EBITDA


15.4x
13.2x
11.8x
11.8x
11.7x
9.2x
CPPL
TCP
WPZ
KMI
SEP
TEP

TEV / 2018E EBITDA


11.7x
11.2x
11.1x
10.8x
10.7x
6.8x
TCP
KMI
CPPL
SEP
WPZ
TEP

Partnership	Price on 10/31/16	Unit Price vs. LTM High	Unit Price vs. LTM Low	Total LP Equity Market Value[1]	Enterprise Value[2][3]	EV / EBITDA 2016E	EV / EBITDA 2017E	EV / EBITDA 2018E	Distribution Yield[4] Current	Distribution Yield[4] 2017E	Distribution Yield[4] 2018E	'16E-'19E Distribution CAGR	% of Current Distributions to GP	Current Marginal Split to GP
Kinder Morgan	$ 20.43	73.5%	182.4%	$ 45,606	$ 87,087	12.1x	11.8x	11.2x	2.4%	2.4%	3.5%	42.7%	0.0%	0.0%
Williams Partners	35.82	88.8%	282.3%	21,666	53,172	13.0x	11.8x	10.7x	9.5%	9.5%	9.6%	0.6%	31.2%	50.0%
Spectra Energy Partners	42.64	84.5%	117.8%	12,902	25,400	13.4x	11.7x	10.8x	6.2%	6.7%	7.2%	7.0%	27.4%	50.0%
TC PipeLines	52.16	86.2%	152.3%	3,538	5,652	14.2x	13.2x	11.7x	7.2%	7.5%	7.9%	5.4%	4.9%	25.0%
Tallgrass Energy Partners	45.23	89.1%	175.2%	3,261	5,401	12.6x	9.2x	6.8x	7.0%	8.0%	9.2%	13.1%	33.7%	50.0%
Average						13.1x	11.6x	10.2x	6.5%	6.8%	7.5%	13.8%	19.5%	35.0%
Median						13.0x	11.8x	10.8x	7.0%	7.5%	7.9%	7.0%	27.4%	50.0%
Columbia Pipeline Partners	16.00	82.1%	135.9%	1,610	1,851	16.3x	15.4x	11.1x	4.9%	5.0%	6.3%	20.3%	0.4%	15.0%

OpCo Valuation

TEV / EBITDA	Metric	Valuation Multiple Low	Valuation Multiple High	Implied TEV Low	Implied TEV High	(Less) Net Debt	Implied Equity Value Low	Implied Equity Value High	CPPL Equity Value[5] Low	CPPL Equity Value[5] High	Implied Value Per Unit Low	Implied Value Per Unit High
2017E	$ 791.5	13.5x	14.5x	$10,685.8	$11,477.3	($1,131)	$9,555.0	$10,346.5	$1,500.1	$1,624.4	$14.90	$16.14
2018E	1,088.3	10.0x	11.0x	10,882.8	11,971.0	(1,131)	9,751.9	10,840.2	1,531.1	1,701.9	15.21	16.91

Source: Public filings, Capital IQ, Wall Street Research and materials provided by CPGX Management.
(1) Includes common units and other classes of LP units.
(2) Defined as equity market value + net debt + non-controlling interest + preferred; GP valuation based on 2015E GP distributions capitalized at current LP distribution yield.
(3) CPPL enterprise value based on LP market value plus CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016 Financial Summary provided by Management.
(4) Based on latest declared quarterly distribution, annualized.
(5) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

Jefferies LLC / November 2016

16

Jefferies

Selected Peer Comparables Analysis – Drop-Down MLPs

Strictly Confidential

($ Millions, unless otherwise noted)

TEV / 2017E EBITDA


15.4x
13.7x
13.0x
12.2x
11.6x
11.5x
11.4x
10.7x
CPPL
WES
EQM
AM
VLP
MPLX
SHLX
PSXP

TEV / 2018E EBITDA


11.6x
11.5x
11.1x
9.8x
8.9x
8.7x
8.6x
7.5x
WES
EQM
CPPL
AM
SHLX
MPLX
VLP
PSXP

Partnership	Price on 10/31/16	Unit Price vs. LTM High	Unit Price vs. LTM Low	Total LP Equity Market Value(1)	Enterprise Value(2)(3)	EV / EBITDA 2016E	EV / EBITDA 2017E	EV / EBITDA 2018E	Distribution Yield(4) Current	Distribution Yield(4) 2017E	Distribution Yield(4) 2018E	'16E-'19E Distribution CAGR	% of Current Distributions to GP	Current Marginal Split to GP
MPLX	$ 34.02	74.6%	208.2%	$ 11,554	$ 20,892	15.3x	11.5x	8.7x	6.0%	6.8%	7.6%	10.9%	22.6%	50.0%
Western Gas Partners	55.15	91.9%	217.1%	7,865	15,161	15.5x	13.7x	11.6x	6.1%	6.6%	7.0%	6.2%	33.8%	50.0%
EQT Midstream Partners	74.87	92.9%	132.5%	6,033	9,123	16.0x	13.0x	11.5x	4.2%	5.1%	5.9%	16.7%	27.7%	50.0%
Phillips 66 Partners	44.20	66.2%	97.7%	4,562	7,933	18.3x	10.7x	7.5x	4.8%	5.8%	7.0%	20.0%	34.7%	50.0%
Shell Midstream Partners	27.13	64.2%	102.2%	4,811	5,567	17.3x	11.4x	8.9x	3.9%	4.7%	5.9%	24.5%	13.2%	50.0%
Antero Midstream Partners	29.14	92.8%	171.4%	5,134	6,359	16.3x	12.2x	9.8x	3.4%	4.7%	5.6%	24.0%	5.8%	25.0%
Valero Energy Partners	40.73	76.5%	104.4%	2,690	4,064	15.7x	11.6x	8.6x	3.6%	4.6%	5.6%	22.7%	16.6%	50.0%
Average						16.4x	12.0x	9.5x	4.6%	5.4%	6.4%	17.9%	22.1%	46.4%
Median						16.0x	11.6x	8.9x	4.2%	5.1%	5.9%	20.0%	22.6%	50.0%
Columbia Pipeline Partners	16.00	82.1%	135.9%	1,610	1,851	16.3x	15.4x	11.1x	4.9%	5.0%	6.3%	20.3%	0.4%	15.0%

OpCo Valuation

TEV / EBITDA	Metric	Valuation Multiple Low	Valuation Multiple High	Implied TEV Low	Implied TEV High	(Less) Net Debt	Implied Equity Value Low	Implied Equity Value High	CPPL Equity Value(5) Low	CPPL Equity Value(5) High	Implied Value Per Unit Low	Implied Value Per Unit High
2017E	$ 791.5	13.5x	14.5x	$10,685.8	$11,477.3	($1,131)	$9,555.0	$10,346.5	$1,500.1	$1,624.4	$14.90	$16.14
2018E	1,088.3	10.0x	11.0x	10,882.8	11,971.0	(1,131)	9,751.9	10,840.2	1,531.1	1,701.9	15.21	16.91

Source: Public filings, Capital IQ, Wall Street Research and materials provided by CPGX Management.
(1) Includes common units and other classes of LP units.
(2) Defined as equity market value + net debt + non-controlling interest + preferred; GP valuation based on 2015E GP distributions capitalized at current LP distribution yield.
(3) CPPL enterprise value based on LP market value plus CPPL's pro rata share of OpCo's consolidated net debt, per Q3 2016 Financial Summary provided by Management.
(4) Based on latest declared quarterly distribution, annualized.
(5) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

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Comparable Company Yield Analysis

Strictly Confidential

2017E Yield

    2017E Yield

    CPPL

LP Distributed Cash Flow per Unit    $0.80

Yield    5.00%6.00%

Implied LP Unit Price    $15.94$13.28

2018E Yield

    2018E Yield

    CPPL

LP Distributed Cash Flow per Unit    $1.00

Yield    6.00%7.00%

Implied LP Unit Price    $16.69$14.30

Jefferies LLC / November 2016 18

Selected Precedent Transactions Since 2012

($ Millions, unless otherwise noted)

Strictly Confidential

Date	Buyer	Seller	Asset	High Growth Midstream	Long-Haul Pipelines	TEV	TEV / EBITDA
07/10/16	Southern Company	Kinder Morgan	Southern Company acquired a 50% equity interest in the 7,600 mile Southern Natural Gas pipeline system		✓	$ 1,470	10.4x
04/28/16	Tallgrass Energy Partners, LP	Sempra U.S. Gas and Power	25% interest in Rockies Express Pipeline LLC		✓	440	6.3x
01/04/16	Tallgrass Energy Partners, LP	Tallgrass Pony Express Pipeline, LLC	Additional 31.1% interest in Tallgrass Pony Express Pipeline, LLC		✓	744	9.0x
11/30/15	Kinder Morgan	Myria Holdings Inc	Acquisition of 30% interest in Natural Gas Pipeline Company of America		✓	136	8.6x
11/06/15	TC PipeLines	TransCanada Corporation	49.9% interest in interstate pipeline in New England		✓	223	9.8x
11/02/15	Western Refining Logistics	Western Refining Inc.	375-mile segment of TexNew Mex pipeline		✓	180	9.5x
08/03/15	NextEra Energy Partners	NET Midstream	Purchase of NET Midstream, including NET Midstream's portfolio of seven long-term contracted natural gas		✓	1,800	12.0x
07/16/15	Genesis Energy	Enterprise Products Partners	Offshore pipeline and services business of Enterprise Products Partners		✓	1,500	7.5x
04/06/15	Williams Partners	EV Energy Partners	21% interest in Utica East Ohio Midstream which includes various facilities in the Utica	✓		575	15.4x
12/01/14	ONEOK Partners	Chevron West Texas LPG	NGL pipelines spanning from the Permian Basin to Mont Belvieu, TX		✓	800	20.0x
11/06/14	Plains All American Pipeline	Occidental Petroleum	50% interest in BridgeTex Pipeline Company LLC		✓	1,075	10.6x
10/28/14	Western Gas Partners	Nuevo Midstream	Nuevo Midstream; assets in the Delaware Basin	✓		1,500	16.5x
05/05/14	Martin Midstream Partners	Atlas Pipeline Partners	19.8% limited partner interest in West Texas LPG Pipeline LP from Atlas Pipeline Partners		✓	135	13.5x
01/22/14	American Midstream Partners	Penn Virginia Corporation	~120-miles natural gas gathering and redelivery system in the Eagle Ford Shale	✓		100	12.5x
10/10/13	Crestwood Midstream Partners LP	Arrow Midstream Holdings, LLC	460 miles of natural gas and crude oil gathering pipeline and 150 miles of water gathering pipeline in the Bakken	✓		750	24.8x
06/05/13	Summit Midstream	MarkWest Energy Partners, L.P.	High-pressure gas gathering pipelines and compressor in Doddridge County, WV	✓		210	10.6x
04/16/13	Atlas Pipeline Partners	TEAK Midstream	Natural gas gathering and processing operations in Eagle Ford	✓		1,000	17.5x
02/22/13	Magellan Midstream Partners	Plains All American Pipeline	Rocky Mountain and New Mexico common-carrier pipeline systems		✓	190	9.0x
12/12/12	Tesoro Logistics	Chevron Corporation	Chevron Pipe Line Company's Northwest Products System		✓	355	11.8x
12/11/12	Spectra Energy	Borealis/Kinder/Ontario Teachers	100% of the ownership interests in the Express-Platte Pipeline System		✓	1,490	11.5x
11/15/12	Targa Resource Partners	Saddle Butte Pipeline	Williston Basin crude oil pipeline and terminal system and its natural gas G&P operations		✓	950	13.7x
04/10/12	Penn Virginia Resource Partners, L.P.	Chief Oil and Gas	Chief Gathering LLC (Natural gas gathering systems in WY and PA)	✓		1,000	18.5x
03/19/12	Williams Partners	Caiman Energy	Caiman Eastern Midstream; assets in the Appalachian region	✓		2,500	13.5x
02/27/12	Crestwood Midstream Partners	Antero Resources	Marcellus Shale gathering assets	✓		375	11.5x
Total Mean							**12.3x**
Total Median							**11.5x**
High Growth Midstream Mean							**14.3x**
High Growth Midstream Median							**13.5x**
Long-Haul Pipeline Mean							**14.3x**
Long-Haul Pipeline Median							**13.5x**

OpCo Valuation

TEV / EBITDA	Metric	Valuation Multiple			Implied TEV			(Less)	Implied Equity Value			CPPL Equity Value(1)			Implied Value Per Unit		
		Low	-	High	Low	-	High	Net Debt	Low	-	High	Low	-	High	Low	-	High
2017E	$ 791.5	13.5x	-	14.5x	$10,685.8	-	$11,477.3	($1,131)	$9,555.0	-	$10,346.5	$1,500.1	-	$1,624.4	$14.90	-	$16.14

Source: Public filings and press releases.

(1) CPPL Equity Value is 15.7% of the Implied Equity Value reflecting CPPL's 15.7% ownership in OpCo.

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Jefferies LLC / November 2016

Implied Valuation Summary

DCF Sensitivity

Discounted Cash Flow Analysis – OpCo Valuation

($ Millions, unless otherwise noted)

Source: Financial Summary provided by CPGX Management.

(1) OpCo’s consolidated debt, per Q3 2016E Financial Summary provided by CPGX Management.

For the Years Ending December 31, Terminal

2017E 2018E 2019E 2020E 2021E Value

EBITDA $ 791.5 $ 1,088.3 $ 1,635.3 $ 1,743.8 $ 1,878.4 Terminal EBITDA $ 1,878.4

Less: Growth Capital Expenditures (2,787.0) (2,956.8) (1,046.5) (1,057.1) (887.9) Terminal Exit Multiple 10.5x

Free Cash Flow $ (1,995.4) $ (1,868.5) $ 588.8 $ 686.8 $ 990.4 Terminal Value $ 19,722.7

Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 5.000

8.98% Discount Rate

PV of Free Cash Flow $ (1,911.4) $ (1,642.3) $ 474.9 $ 508.2 $ 672.5 PV of Terminal Value $ 12,828.5

Implied Enterprise Value $ 10,930.4

9.98% Discount Rate

PV of Free Cash Flow $ (1,902.7) $ (1,620.0) $ 464.1 $ 492.2 $ 645.4 PV of Terminal Value $ 12,255.8

Implied Enterprise Value $ 10,334.9

Discount Rate Range 9.0%—10.0%

Sum of Discrete Present Values ($1,898.2)—($1,920.9)

PV of Terminal Value $12,828.5—$12,255.8

Implied Enterprise Value $10,930.4—$10,334.9

Implied Enterprise Value $10,930.4 $10,334.9

Less: Debt(1) (1,140.8)—(1,140.8)

Plus: Cash & Cash Equivalents 10.0—10.0

Implied Equity Value 9,799.5—9,204.1

CPPL Ownership 15.7%—15.7%

CPPL Implied Equity Value $1,538.5—$1,445.0

Divided by: Units Outstanding 100.7—100.7

Implied Unit Value $15.29—$14.36

Discount Rate 8.98% 9.48% 9.98%

Terminal EBITDA Multiple 10.0x 10.5x 11.0x 10.0x 10.5x 11.0x 10.0x 10.5x 11.0x

Terminal EBITDA $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4 $ 1,878.4

Terminal Value $ 18,783.6 $ 19,722.7 $ 20,661.9 $ 18,783.6 $ 19,722.7 $ 20,661.9 $ 18,783.6 $ 19,722.7 $ 20,661.9

PV of Terminal Value $ 12,217.6 $ 12,828.5 $ 13,439.4 $ 11,941.2 $ 12,538.2 $ 13,135.3 $ 11,672.2 $ 12,255.8 $ 12,839.4

PV of Free Cash Flow (1,898.2) (1,898.2) (1,898.2) (1,909.7) (1,909.7) (1,909.7) (1,920.9) (1,920.9) (1,920.9)

Implied Enterprise Value $ 10,319.5 $ 10,930.4 $ 11,541.2 $ 10,031.4 $ 10,628.5 $ 11,225.6 $ 9,751.3 $ 10,334.9 $ 10,918.5

Implied Equity Value $ 9,188.7 $ 9,799.5 $ 10,410.4 $ 8,900.6 $ 9,497.7 $ 10,094.7 $ 8,620.5 $ 9,204.1 $ 9,787.7

CPPL Ownership 15.7% 15.7% 15.7% 15.7% 15.7% 15.7% 15.7% 15.7% 15.7%

CPPL Implied Equity Value 1 ,442.6 1 ,538.5 1 ,634.4 1 ,397.4 1 ,491.1 1 ,584.9 1 ,353.4 1 ,445.0 1 ,536.7

Implied Per Unit Value $ 1 4.33 $ 1 5.29 $ 1 6.24 $ 1 3.88 $ 1 4.81 $ 1 5.75 $ 1 3.45 $ 1 4.36 $ 1 5.27

Strictly Confidential

Jefferies LLC / November 2016

DCF Projection Summary

Discounted Cash Flow Analysis – Distribution Valuation

For the Years Ending December 31,

2017E 2018E 2019E 2020E 2021E

Cash Flows

LP Distributable Cash Flow / Share $ 0.83 $ 1.04 $ 1.43 $ 1.48 $ 1.55

LP Distributed Cash Flow / Share 0.80 1.00 1.38 1.43 1.50

Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500

Terminal Values

Low 18.76

High 21.44

Present Value of Distributable Cash Flow (Low) $ 0.79 $ 0.90 $ 1.13 $ 1.06 $ 1.01

Present Value of Distributable Cash Flow (High) $ 0.79 $ 0.91 $ 1.15 $ 1.10 $ 1.05

Valuation Analysis Low High

Discount Rate 9.98% 8.98%

Terminal Value Yield 8.00% 7.00%

Present Value of Distributable Cash Flow $ 4.89 $ 5.01

Present Value of Terminal Value 11.66 13.95

Implied Unit Reference Range $ 16.55 $ 18.95

Terminal Value as % of Total Value 70.5% 73.6%

Implied Premium / (Discount) to Current Unit Price 3.4% 18.5%

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis

Strictly Confidential

Selected Midstream Transactions

				Price				% Premium		
Date	Buyer	Seller	Consideration	Offer	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average
01/26/15	Energy Transfer Partners	Regency Energy Partners	Cash / Stock	26.89	23.75	22.77	23.32	13.2%	18.1%	15.3%
11/10/14	Enterprise Products Partners[1]	Oiltanking Partners	Stock	48.91	44.80	44.86	46.16	9.2%	9.0%	5.9%
10/26/14	Access Midstream Partners	Williams Partners	Stock	52.72	50.00	50.18	51.12	5.4%	5.1%	3.1%
08/27/13	Plains All American Pipeline	PAA Natural Gas Storage	Stock	22.89	21.09	20.94	21.35	8.5%	9.3%	7.2%
07/11/11	Vanguard Natural Resources[2]	Encore Energy Partners	Stock	24.17	23.15	23.08	22.75	4.4%	4.7%	6.2%
02/23/11	Enterprise Products Partners	Duncan Energy Partners	Stock	42.00	32.73	32.39	32.54	28.3%	29.7%	29.1%
06/29/09	Enterprise Products Partners	TEPPCO Partners	Stock	31.36	28.69	28.23	28.81	9.3%[3]	11.1%	8.8%
Max								28.3%	29.7%	29.1%
75% Quartile								11.3%	14.6%	12.1%
Mean								11.2%	12.4%	10.8%
Median								9.2%	9.3%	7.2%
25% Quartile								7.0%	7.0%	6.1%
Min								4.4%	4.7%	3.1%
09/26/16	Columbia Pipeline Group	Columbia Pipeline Partners	Cash	$ 17.00	$ 15.30	$ 14.84	$ 14.14	11.1%	14.6%	20.2%

Source: Bloomberg Financial, public filings and press releases.
(1) Initial EPD proposal as of 10/1/14 consisted of a 1.230x exchange ratio, which represented a ~0% premium to the previous day's close.
(2) Represents premium to unaffected price at initial offer date of 03/24/11.
(3) Initial offer by EPD of 1.24x on 3/9/09 implied an 18.6% premium to TEPPCO's unaffected on 3/6/09.

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Jefferies LLC / November 2016

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis (Cont’d)

Source: Bloomberg Financial, public filings and press releases.

Based on Unaffected Price (As of 09/23/16)

% Premium

1-Day 7-Day 30-Day

Implied Price per Unit Valuation Prior Spot Prior Average Prior Average

Unit Price Before Offer $ 15.30 $ 14.84 $ 14.14

High 28.3% 29.7% 29.1%

75% Quartile 11.3% 14.6% 12.1%

Mean 11.2% 12.4% 10.8%

Median 9.2% 9.3% 7.2%

25% Quartile 7.0% 7.0% 6.1%

Low 4.4% 4.7% 3.1%

Implied Value per Unit

High $ 19.63 $ 19.24 $ 18.26

75% Quartile 17.02 17.00 15.85

Mean 17.01 16.68 15.68

Median 16.70 16.22 15.17

25% Quartile 16.37 15.88 15.01

Low 15.97 15.53 14.59

Strictly Confidential

Jefferies LLC / November 2016

Appendix

Strictly Confidential

Jefferies LLC / November 2016

Weighted Average Cost of Capital Analyses

CPPL Weighted Average Cost of Capital Analysis

($Millions, except where otherwise noted)

Strictly Confidential

Unlevered Beta Analysis

Company		Equity Value[1]		Total Debt[2]		Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[3]	Unlevered Beta[4]
Kinder Morgan	$	45,606	$	41,476	$	87,082	91%	48%	1.22	0.64
Williams Partners		21,666		20,098		41,764	93%	48%	1.69	0.88
Spectra Energy Partners		12,902		6,576		19,478	51%	34%	0.94	0.63
TC PipeLines		3,538		1,953		5,491	55%	36%	1.07	0.69
Tallgrass Energy Partners		3,261		1,278		4,539	39%	28%	1.08	0.78
						Mean	**66%**	**39%**	**1.20**	**0.72**
Columbia Pipeline Partners	**$**	**1,610**	**$**	**231**	**$**	**1,842**	**14%**	**13%**	**0.97**	**0.85**

Weighted Average Cost of Capital

Cost of Equity Analysis	
Unlevered Beta[4]	0.72
Relevered Beta[5] (β)	1.20
Risk-Free Rate[6] (Rf)	2.3%
Market Risk Premium[7] (Rm)	5.0%
Equity Size Premium[8] (Re)	1.7%
Cost of Common Equity = Rf + β*(Rm)+Re	9.9%
Implied Current GP Take	0.4%
Adjusted Cost of Common Equity[8]	10.0%

Component	Weight	Pre-Tax	Eff. Tax Rate	Tax Rate	After-Tax	Contribution
Debt[9]	12.6%	6.0%	0%	0%	6.0%	0.8%
Equity	87.4%	9.9%	NA	NA	9.9%	8.7%
				WACC		**9.4%**
Debt[9]	12.6%	6.0%	0%	0%	6.0%	0.8%
Adjusted Equity	87.4%	10.0%	NA	NA	10.0%	8.7%
				Adjusted WACC		**9.5%**

Source: Public filings, Bloomberg and Capital IQ.
(1) Represents LP equity value.
(2) Based on total debt balance, adjusted for current market value of debt; for MLPs with no publicly-traded debt, it is weighted at 100% of total debt.
(3) Two-year historical, weekly adjusted beta per Bloomberg as of 10/31/16.
(4) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate.
(5) Relevered based on selected companies' average capital structure.
(6) 20-year U.S. government bond yield as of 10/31/16 per Bloomberg.
(7) Long-horizon equity risk premium per Duff & Phelps.
(8) Seventh decile size premium per Duff & Phelps.
(9) Pre-tax cost of debt based on assumed CPPL cost of debt as of 10/31/16.

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